UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:	September 17, 2008
(Date of earliest event reported)	September 14, 2008

Multimedia Games, Inc.

(Exact name of Registrant as Specified in its Charter)

000-28318

(Commission File Number)

Texas	74-2611034
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

206 Wild Basin Rd., Bldg. B, Suite 400, Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 334-7500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On September 14, 2008, Multimedia Games, Inc. (the “Company”) entered into an employment agreement with Patrick J. Ramsey, age 34 (the “Employment Agreement”), pursuant to which Mr. Ramsey will serve as Chief Operating Officer of the Company. Mr. Ramsey was employed as the Vice President and Executive Associate to the Vice Chairman of Harrah’s Entertainment, Inc. from November 2007 to the present where he worked on domestic and international development, design and construction, and sports and entertainment. Prior to joining the corporate office in Las Vegas, Mr. Ramsey worked as the Vice President of Slot Operations, Slot Performance, and Security Operations at Caesars Atlantic City (May 2006 – November 2007). He has held several other positions with Harrah’s Entertainment, Inc., including roles in the Central Division headquarters based in Memphis (November 2004 – May 2006) and at several of the Chicagoland properties (June 2003 – November 2004). He holds a B.A. in economics from Harvard University and an MBA from the Kellogg School of Management at Northwestern University.

Mr. Ramsey will serve as Chief Operating Officer until his successor is chosen and qualified or until his death, resignation, retirement, disqualification or removal. Pursuant to the Employment Agreement, Mr. Ramsey will receive, during the term of his employment, a salary at the monthly rate of $25,000 or $300,000 annualized (“Base Salary”) as well as certain relocation expenses. If there is a change of control of the Company, Mr. Ramsey may, in certain circumstances, receive one year of Base Salary and one year of a target bonus payment; provided, however, that if the change of control occurs after August 16, 2009, Mr. Ramsey would, in such circumstances, receive two years of Base Salary and two years of target bonus payments. Mr. Ramsey is eligible to receive a gross-up payment in the event that any payment by the Company to or for the benefit of Mr. Ramsey is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. The Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein in its entirety by this reference.

(e) On September 14, 2008, the Compensation Committee of the Board of Directors of the Company approved an amendment to the Company’s 2008 Employment Inducement Award Plan (the “Plan”) to increase the maximum aggregate number of shares that may be issued thereunder by 300,000 shares to a total of 2,100,000 shares. The purpose of the Plan is to advance the interests of the Company by providing a means through which the Company may attract, retain and reward persons performing services for the Company and to motivate such persons to contribute to the growth and profitability of the Company by providing inducement awards in the form of options, stock appreciation rights, restricted stock purchase rights, restricted stock bonuses, restricted stock units, performance shares, performance units, deferred compensation awards, cash-based and other stock-based awards. The awards may be granted to new employees where the grant of such awards is an inducement material to the employee’s entering into employment with the Company in accordance with Nasdaq Marketplace Rule 4350(i)(1)(iv).

Pursuant to the Plan, on September 14, 2008, the Company granted Mr. Ramsey an option to purchase 300,000 shares of the Company’s common stock in connection with his appointment as the Company’s Chief Operating Officer. The option is effective as of September 14, 2008 with an exercise price of $4.45, which was the fair market value of the Company’s common stock on the date of the grant. One-fourth (1/4) of the option vests on September 14, 2009 and, thereafter, the remaining portion of the option vests in equal quarterly installments until fully vested. The vesting commencement date of the option is September 14, 2008. Unless earlier terminated pursuant to its terms, the option will expire on September 13, 2015.

Item 8.01.	Other Events

On September 16, 2008, the Company issued a press release announcing the appointment of Mr. Ramsey as Chief Operating Officer. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement

99.1	Press Release of Multimedia Games, Inc., dated September 16, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTIMEDIA GAMES, INC.

Dated: September 17, 2008	By:	/s/ Randy S. Cieslewicz
Randy S. Cieslewicz
Chief Financial Officer
(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement

99.1	Press Release of Multimedia Games, Inc., dated September 16, 2008